SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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A.G. EDWARDS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 22, 2006
_____________________

     The Annual Meeting of the Stockholders of A.G. Edwards, Inc. (the “Company”) will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri 63103, on Thursday, June 22, 2006, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors for a term of three (3) years each;

2.

To ratify the appointment by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 28, 2007; and

3.	To transact such other business as may properly come before the annual meeting and any adjournments thereof.

     Only stockholders of the Company of record as of the close of business on May 1, 2006 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

     Stockholders may vote their shares by using the telephone or the Internet by following the instructions on the accompanying proxy or may sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

DOUGLAS L. KELLY
Secretary

May 16, 2006

____________________

PROXY STATEMENT
____________________

GENERAL INFORMATION

     The enclosed form of proxy is solicited by and on behalf of the Board of Directors of A.G. Edwards, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, June 22, 2006, at 10:00 a.m., local time (the “2006 Annual Meeting”), and at any adjournments thereof. The stockholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company’s principal executive offices at One North Jefferson Avenue, St. Louis, Missouri 63103, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If the proxy is voted in accordance with the instructions on the proxy, it will be voted as specified by the stockholder or, if no specification is made, it will be voted for Proposals 1 and 2 described herein.

     This Proxy Statement and accompanying proxy are first being mailed to the stockholders of the Company on or about May 16, 2006. The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, Internet or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company.

     Only stockholders of record at the close of business on May 1, 2006 are entitled to notice of, and to vote at, the 2006 Annual Meeting and any adjournments thereof. On May 1, 2006, the Company had outstanding 76,555,527 shares of common stock, par value $1 (“Common Stock”). Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 2006 Annual Meeting. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the 2006 Annual Meeting. Votes cast by proxy or in person at the 2006 Annual Meeting will be tabulated by the inspectors of election appointed by the Board of Directors for the meeting.

     Shares which are entitled to vote but which are not voted at the direction of the beneficial owner (“abstentions”) and shares represented by proxies or ballots which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 2006 Annual Meeting. A “broker non-vote” occurs when a broker holding shares for a beneficial owner of Common Stock does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received specific voting instructions from such beneficial owner. As with abstentions, broker non-votes will be counted for the purpose of determining whether a quorum exists at the 2006 Annual Meeting.

     Abstentions may be specified on Proposal 2 to ratify the appointment of the independent registered public accounting firm, but not on Proposal 1 to elect directors.

     The affirmative vote of a plurality of the shares represented, in person or by proxy, at the 2006 Annual Meeting is required to elect directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the 2006 Annual Meeting. Consequently, any shares represented at the 2006 Annual Meeting but not voted for any reason have no impact on the election of directors.

     The affirmative vote of a majority of the shares represented, in person or by proxy, at the 2006 Annual Meeting is required to approve Proposal 2 to ratify the appointment of the independent registered public accounting firm. With respect to approving Proposal 2, broker non-votes will not be counted and will have no effect on this proposal. Abstentions, however, are counted in determining whether the stockholders have approved this proposal and, thus, have the effect of a vote against this proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     The Company’s Certificate of Incorporation and Bylaws provide for a classified Board of Directors (the “Board”), with the Board divided into three classes whose terms expire at different times. The Company currently has seven directors. Two members are to be elected to the Board at the 2006 Annual Meeting, each to serve for a term of three years expiring in 2009. Upon their election, the Company will continue to have seven directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has made two nominations for directors. The nominees, Vicki B. Escarra and Mark S. Wrighton, are currently directors of the Company.

     The persons named in the enclosed proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring in 2009 or until the election and qualification of their successors, unless the stockholder indicates on the proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may, unless the Board of Directors provides by resolution for a lesser number of directors, designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of either of the nominees, and both have indicated a willingness to serve on the Board if elected. All of the directors currently serving on the Board have been elected by the stockholders.

Year First Elected
Director of the
	Principal Occupation for the Past	Company/Current Board
Name and Age	Five Years and Other Directorships	Committee Membership

NOMINEES FOR DIRECTORS TO BE ELECTED IN 2006
WITH TERMS EXPIRING IN 2009

Vicki B. Escarra, 52	President and Chief Executive Officer of America’s Second Harvest since March 2006. Executive Vice President and Chief Marketing Officer of Delta Air Lines, Inc. from May 2001 until October 2004; Executive Vice President – Customer Service of Delta Air Lines, Inc. from July 1998 to May 2001.	2003 Member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

Mark S. Wrighton, 56	Chancellor of Washington University since 1995; Provost, Massachusetts Institute of Technology from 1990 to 1995. Director of Cabot Corporation and Brooks Automation, Inc.	2000 Member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

Year First Elected
Director of the
	Principal Occupation for the Past	Company/Current Board
Name and Age	Five Years and Other Directorships	Committee Membership

DIRECTORS WITH TERMS EXPIRING IN 2008

Samuel C. Hutchinson Jr., 63	President of Interface Construction Corp. since 1978.	1993 Member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

Ronald J. Kessler, 58	Vice Chairman of the Board of the Company and A.G. Edwards & Sons, Inc. (the “Brokerage Company”) since March 2001; Executive Vice President of the Brokerage Company and Director of the Operations Division of the Brokerage Company since 1998. Employee of the Brokerage Company for 38 years. Director of the Brokerage Company since 1989.	2001[1] Member of the Executive Committee

DIRECTORS WITH TERMS EXPIRING IN 2007

Robert L. Bagby, 62	Chairman of the Board and Chief Executive Officer of the Company and the Brokerage Company since March 2001; Vice Chairman of the Board of the Company and of the Brokerage Company from 1996 to March 2001; Director of the Branch Division of the Brokerage Company from 1995 to March 2001. Employee of the Brokerage Company for 31 years. Director of the Brokerage Company since 1979. Director of the Nash Finch Company since November 2005.	1995 Member of the Executive Committee

Dr. E. Eugene Carter, 64	Trustee, Charlotte R. Boschan Trust. Former Professor of Finance and Associate Dean, University of Maryland at College Park. Director of the Brokerage Company from 1976 to 1983.	1983 Member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

Peter B. Madoff, 60	Senior Managing Director of Bernard L. Madoff Investment Securities, LLC, formerly Bernard L. Madoff Investment Securities, Inc.	2001 Member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee

____________________

1      Previously served as a director from 1999 to 2000.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board has appointed Deloitte & Touche LLP, Certified Public Accountants, as the independent registered public accounting firm of the Company for the fiscal year ending February 28, 2007.

     Deloitte & Touche LLP and its predecessor firms have served as the independent registered public accounting firm of the Company since its incorporation in 1983 and of the Brokerage Company for more than fifty years. Representatives of Deloitte & Touche LLP will be present at the 2006 Annual Meeting and will have the opportunity to make a statement and will be available to respond to questions.

     Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate as a matter of good corporate practice to request that the stockholders ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 28, 2007. If the stockholders do not ratify such appointment, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

     The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS; EXECUTIVE COMMITTEE; EXECUTIVE SESSIONS

     The business of the Company is under the general management of the Board as provided by the laws of Delaware, the state of incorporation. The Board currently consists of seven members. The Board generally meets at least quarterly and held five meetings during the 2006 fiscal year. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of two management Board members. The Executive Committee met eight times during the 2006 fiscal year.

     The non-management directors, which include “independent” (determined as described below under “Independent Directors”) directors and directors who are not Company officers but who are not “independent” (currently the Company has no such directors), regularly meet in executive sessions without management or any management director present, in order to promote discussions without influence by the presence of management. For each fiscal year, the non-management directors elect a director to preside (“Presiding Director”) at such executive sessions. If for any reason a Presiding Director is not elected to serve at such an executive session, the directors attending such meeting will elect by majority vote one of the attendees to serve as the Presiding Director at such meeting. For the 2006 fiscal year, Dr. E. Eugene Carter served as the Presiding Director and will continue to serve as the Presiding Director for the 2007 fiscal year.

     A stockholder of the Company may communicate with the Presiding Director of the executive sessions or any other independent director or management director by sending an e-mail to shareholderrelations@agedwards.com or by sending written correspondence to: A.G. Edwards, Inc., Presiding Director/Board of Directors, c/o Corporate Secretary, One North Jefferson Avenue, St. Louis, MO 63103. All such communications will be made available promptly to the Presiding Director or any other independent or management director, as appropriate.

INDEPENDENT DIRECTORS

     Pursuant to the New York Stock Exchange (the “NYSE”) listing standards, the Board has adopted categorical standards to assist it in making its determinations of director independence. In accordance with these standards and based on all relevant facts and circumstances, a director must be determined by the Board to have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. These standards specify the criteria by which the independence of the Company’s directors will be determined, including standards for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of these standards is attached as Exhibit A to this Proxy Statement.

     The Board has determined that the following five directors are independent under these standards: Dr. E. Eugene Carter, Vicki B. Escarra, Samuel C. Hutchinson Jr., Peter B. Madoff and Mark S. Wrighton (collectively, the “Independent Directors”). Thus, the Independent Directors represent a majority of directors serving on the Board.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee of the Board consists of the five Independent Directors. The Nominating and Corporate Governance Committee met three times during the 2006 fiscal year to, among other actions, make the nominations of the directors described in this Proxy Statement and enclosed proxy. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2007 Annual Meeting must comply with the procedures set forth in a provision of the Company’s Bylaws dealing with nominations. For a discussion of stockholder nominating procedures, see “Stockholder Proposals.”

     The Nominating and Corporate Governance Committee is responsible, among other things, for identifying individuals qualified to become members of the Board, consistent with the Board’s criteria and corporate governance guidelines, and recommending to the Board the proposed nominees for directors for the next Annual Meeting of Stockholders. In selecting qualified nominees for directors, the Nominating and Corporate Governance Committee has established criteria upon which to make such selections. These criteria include an individual’s character, acumen, judgment, diversity of experience, and ability to contribute to the Company’s overall goals, to serve the best interests of the Company’s clients and demonstrate responsibility to the Company’s stockholders. Within these criteria, the Nominating and Corporate Governance Committee will identify individuals qualified to become directors on the Board and will conduct appropriate inquiries into the backgrounds and qualifications of possible nominees. The Nominating and Corporate Governance Committee will also use these criteria in evaluating nominees recommended by any of the Company’s stockholders.

     A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s Website at www.agedwards.com and may be accessed by entering onto the Company’s Website and clicking on the following links on each successive screen: “About A.G. Edwards” link and then the “Corporate Governance” link.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board is comprised of the five Independent Directors. The Compensation Committee held four meetings during the 2006 fiscal year. The Compensation Committee was responsible for establishing the compensation of Robert L. Bagby, and for recommending to the Board of Directors the compensation of other officers designated as “Senior Executives” by the Board of Directors. For the 2006 fiscal year, the Board of Directors designated Mr. Bagby and the seven executive officers who directly report to Mr. Bagby as Senior Executives. The Compensation Committee of the Brokerage Company, determined the compensation of all employees for the 2006 fiscal year, including officers of the Company, with the exception of the Senior Executives including Mr. Bagby, and research analysts whose compensation was determined by the Research Compensation Committee of the Brokerage Company. (See also “Joint Report of the Compensation Committees of the Brokerage Company and the Company.”)

     A copy of the Compensation Committee Charter is available on the Company’s Website at www.agedwards.com and may be accessed by entering onto the Company’s Website and clicking on the following links on each successive screen: “About A.G. Edwards” link and then the “Corporate Governance” link.

AUDIT COMMITTEE

     The Audit Committee of the Board consists of the five Independent Directors and held four meetings during the 2006 fiscal year. During the 2006 fiscal year and in accordance with its written charter as adopted by the Board, the Audit Committee performed the following principal functions: (i) reviewed quarterly and year-end financial statements with the independent registered public accounting firm, internal auditors and management; (ii) reviewed the scope of the external and internal audits and reports with the independent registered public accounting firm and internal auditors and management; (iii) reviewed the independent registered public accounting firm’s written communications regarding internal controls over financial reporting and management’s response thereto; (iv) determined the selection of the Company’s independent registered public accounting firm for the 2006 fiscal year;

(v) reviewed the quality and depth of the Company’s internal audit, accounting and financial staffs; and (vi) reviewed and approved the rendering of audit and non-audit services by the independent registered public accounting firm. (See also “Report of the Audit Committee.”)

     The Board has determined that each of the members of the Audit Committee is independent, as defined under the rules of the NYSE, including as required by such rules, the special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The Board also determined that Dr. E. Eugene Carter is an independent director who is an “audit committee financial expert,” as defined in the SEC rules. This designation is a disclosure requirement of the SEC related to Dr. Carter’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Dr. Carter any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert by the Board pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

     A copy of the Audit Committee Charter is available on the Company’s Website at www.agedwards.com and may be accessed by entering onto the Company’s Website and clicking on the following links on each successive screen: “About A.G. Edwards” link and then the “Corporate Governance” link.

MEETING ATTENDANCE

     During the 2006 fiscal year, all directors attended at least 92 percent of all meetings of the Board and the committees of the Board on which each served. The Company does not require director attendance at its annual meeting of stockholders, however, all directors except one attended the 2005 Annual Meeting of Stockholders.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICAL CONDUCT

     The Company’s Code of Ethical Conduct (“Code”) and Corporate Governance Guidelines (“Guidelines”) set forth the fundamental principles and key policies and procedures that govern the conduct of all of the Company’s directors, officers and employees. Additionally, the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, Director of Regulatory Accounting and Director of Tax (“Senior Financial Officers”) are required to conduct their personal and professional affairs in a manner that is consistent with the ethical and professional standards set forth in the Company’s Financial Code of Ethical Conduct (“Financial Code”). The Code, Financial Code and Guidelines may be found on the Company’s Website at www.agedwards.com and clicking on the following links on each successive screen: “About A.G. Edwards” link and then the “Corporate Governance” link. In addition, a printed copy of these documents, as well as the Company’s Audit Committee Charter, the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter, may be obtained upon written request to Investor Relations, A.G. Edwards, Inc., One North Jefferson, St. Louis, MO 63103. The Company will post on its Website any amendments to the Code, Financial Code and/or Guidelines and any waivers that are required to be disclosed by the rules of the SEC or NYSE.

BENEFICIAL OWNERSHIP OF THE
COMPANY’S COMMON STOCK

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Company’s Common Stock as of May 3, 2006, by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and investment power over his or her shares.

	Number		Percentage
Name	of Shares		of Class
Robert L. Bagby	138,587	(1)(4)	(3)
Dr. E. Eugene Carter	253,930		(3)
Vicki B. Escarra	4,156		(3)
Gene M. Diederich	28,822	(1)	(3)
Samuel C. Hutchinson Jr.	5,866		(3)
Douglas L. Kelly	64,751	(1)	(3)
Ronald J. Kessler	141,347	(1)(5)	(3)
Peter B. Madoff	4,521		(3)
Peter M. Miller	53,864	(1)(2)	(3)
Mark S. Wrighton	5,121		(3)
All Directors and Executive Officers
as a Group (18 persons)	1,082,758	(1)(2)	1.4%
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(1)	Includes Restricted Stock and Phantom Stock Credits issued pursuant to the Company’s 1988 Incentive Stock Plan (the “1988 Plan”) as follows: Mr. Bagby, 5,696 shares and 34,565 credits; Mr. Diederich, 16,805 shares and 0 credits; Mr. Kelly, 22,448 shares and 0 credits; Mr. Kessler, 20,142 shares and 0 credits; Mr. Miller 18,158 shares and 0 credits; and other executive officers as a group, 58,741 shares and 25,646 credits.

(2)	Includes stock options issued pursuant to the 1988 Plan that are exercisable currently or within 60 days of May 3, 2006 as to which each person has no current voting power and sole investment power, as follows: Mr. Miller, 12,773 shares; and other executive officers as a group, 23,764 shares.

(3)	Percentages of less than 1% have been omitted.

(4)	Mr. Bagby has shared voting and investment power over 98,115 shares, including 174 shares owned by his wife and 97,941 shares held jointly with his wife.

(5)	Mr. Kessler has shared voting and investment power over 20,192 shares held by him as co-trustee of a trust.

OWNERSHIP BY CERTAIN OTHER PERSONS

     The following table contains information regarding the only person the Company knows of that beneficially owns more than 5% of the Company’s Common Stock with such information based on a Form 13G, as of December 31, 2005, filed with the SEC by AXA Assurances I.A.R.D. Mutuelle.

Name and Address	Number of Shares	Percent
AXA Assurances I.A.R.D	4,103,997	5.4%
Mutuelle, and
AXA Assurances Vie Mutuelle,
26, rue Drouot
75009 Paris, France

COMPENSATION

DIRECTOR COMPENSATION

     Directors, except those who are officers or employees of the Company or its subsidiaries, received for the 2006 fiscal year an annual retainer of $60,000 and a fee of $1,000 for each Board meeting and committee meeting of the Company’s Board of Directors and for each Board meeting and committee meeting of the Brokerage Company’s Board of Directors attended. The Chair of the Audit Committee received an additional $15,500 annually and the Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each received an additional $10,000 annually. Under the Company’s Non-Employee Director Stock Compensation Plan, approximately one half of this annual compensation was awarded in the form of Common Stock of the Company with the value of the Common Stock based on the market price on July 1 of the fiscal year. Directors are not eligible for stock option awards. If stock ownership is equal to or exceeds 300% of the expected annual compensation, the non-employee director may receive all of his or her annual compensation in the form of cash.

     The table below sets forth the total compensation, and the components thereof, of the Company’s non-management directors for the 2006 fiscal year.

		Fees Earned
	Total	or Paid in	Stock
Name	Compensation	Cash	Awards
Dr. E. Eugene Carter	$ 100,500	$ 100,500	$—
Vicki B. Escarra	83,000	41,000	42,000
Samuel C. Hutchinson Jr.	95,000	48,000	47,000
Peter B. Madoff	83,000	41,000	42,000
Mark S. Wrighton	94,000	47,000	47,000

EXECUTIVE COMPENSATION

     The table below sets forth for each of the Company’s last three fiscal years the compensation of the Company’s Chief Executive Officer and its other four most highly compensated executive officers serving at the end of the 2006 fiscal year (the “Named Executive Officers”).

				Long-Term
		Annual Compensation		Compensation Awards
				Restricted	Number of
				Stock	Securities	All Other	Total
Name and Principal	Fiscal			Awards	Underlying	Compensation	Compensation
Position at End of Fiscal Year	Year	Salary	Bonus	(1)(2)(3)(4)	Options (2)	(5)	(6)
Robert L. Bagby	2006	$ 509,000	$ 1,921,703	$ 1,219,640	—	$ 157,449	$ 3,807,792
Chairman of the Board,	2005	494,000	1,084,737	308,840	—	132,600	2,020,177
Chief Executive Officer and	2004	456,000	871,003	211,752	—	100,744	1,639,499
President of the Company;
Chairman of the Board,
Chief Executive Officer and
President of the Brokerage
Company

Gene M. Diederich (7)	2006	$ 219,990	$ 748,427	$ 556,023	—	$ 58,106	$ 1,582,546
Executive Vice President and
Director of Branches of the
Brokerage Company

Douglas L. Kelly	2006	$ 229,308	$ 902,005	$ 668,399	—	$ 86,303	$ 1,886,015
Vice President, Treasurer,	2005	223,385	651,865	173,776	—	73,212	1,122,238
Chief Financial Officer and	2004	206,188	545,044	132,498	—	54,506	938,236
Secretary of the Company;
Executive Vice President,
Treasurer, Chief Financial
Officer, Director of Law and
Compliance, and Director of
Administration of the Brokerage
Company

Ronald J. Kessler	2006	$ 207,226	$ 780,771	$ 578,284	—	$ 81,198	$ 1,647,479
Vice Chairman of the Board of	2005	202,064	622,733	168,129	—	68,580	1,061,506
the Company; Vice Chairman of	2004	186,226	519,967	126,416	—	51,283	883,892
the Board, Executive Vice
President and Director of
Operations of the Brokerage
Company

Peter M. Miller	2006	$ 207,248	$ 780,771	$ 578,284	—	$ 79,698	$ 1,646,001
Executive Vice President and	2005	202,172	607,733	153,515	—	60,842	1,024,262
Director of Sales and Marketing	2004	186,248	522,588	63,495	4,152	49,114	821,445
of the Brokerage Company
____________________

(1)

Amounts shown include both Restricted Stock and Phantom Stock Credit awards issued under the 1988 Plan, which are valued based on the market value, as defined under the plan, of Common Stock on the Consolidated Transaction Reporting System on the determination date of such awards. The awards are made as of the end of the fiscal year for which they are awarded for service during that fiscal year. Restricted Stock can be awarded to participants in the 1988 Plan who are under age 60. The restrictions on Restricted Stock lapse either three or four years after their award date. Participants who are 60 years of age or older (“Over 60 Participants”) do not receive Restricted Stock. Instead, they are awarded Phantom Stock Credits which serve as the basis for an award of Restricted Stock two years after their award date (“Deferred Award Date”), with each Phantom Stock Credit representing the right to receive one share of Restricted Stock. The number of Phantom Stock Credits awarded to an Over 60 Participant is adjusted to reflect dividends on the Common Stock. Restricted Stock awarded as of any Deferred Award Date are subject to all of the terms and restrictions applicable to other shares of Restricted Stock, except the restrictions last for only nine months.

(2)	The awards of Restricted Stock, Phantom Stock Credits and Options contain provisions for the accelerated lapsing of the restrictions for Restricted Stock (including those issued based on Phantom Stock Credits) and the accelerated exercisability of Options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent, publicly owned company.

(3)	The aggregate number and value of shares of Restricted Stock and Phantom Stock Credits held by the persons named in the table as of February 28, 2006, are as follows: Mr. Bagby, 5,696 shares and 34,532 credits — $1,811,467; Mr. Diederich, 16,805 shares and 0 credits — $756,729; Mr. Kelly, 22,448 shares and 0 credits — $1,010,833; Mr. Kessler, 20,142 shares and 0 credits — $906,994; and Mr. Miller, 18,158 shares and 0 credits — $817,654.

(4)	Dividends are paid on unvested shares of Restricted Stock and adjustments are made to Phantom Stock Credits for dividends as discussed in Note 1 to this table above; such dividends and adjustments are equal in amount to the dividends paid on shares of Common Stock. During the 2006 fiscal year, dividends paid on shares of Restricted Stock and adjustments to Phantom Stock Credits are as follows: Mr. Bagby $4,181, Mr. Diederich $4,089, Mr. Kelly $7,069, Mr. Kessler $6,801, and Mr. Miller $4,167.

(5)	Amounts shown consist of the following: (i) amounts set aside under the Company’s Retirement and Profit Sharing Plan (the “Profit Sharing Plan”) for the 2004, 2005 and 2006 fiscal years, respectively — Mr. Bagby, $13,975, $14,583 and $16,225; Mr. Kelly, $13,975, $14,583 and $16,225; Mr. Kessler, $13,975, $14,583 and $16,225; Mr. Miller, $13,975, $14,583 and $16,225; and for Mr. Diederich $16,225 was set aside for the 2006 fiscal year, and (ii) amounts credited to accounts under the Company’s Excess Profit Sharing Deferred Compensation Plan for the 2004, 2005 and 2006 fiscal years, respectively — Mr. Bagby, $86,769, $118,017, and $141,224; Mr. Kelly, $40,531, $58,629, and $70,078; Mr. Kessler, $37,308, $53,997 and $64,973; and Mr. Miller, $35,139, $46,259 and $63,473, and for Mr. Diederich $41,881 for the 2006 fiscal year.

(6)	Total compensation represents the summation of Annual Compensation, Long-Term Compensation and All Other Compensation.

(7)	Mr. Diederich was appointed as Executive Vice President and Director of Branches of the Brokerage Company on March 1, 2005.

     The Company established the Excess Profit Sharing Deferred Compensation Plan (the “Excess Benefit Plan”) to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Profit Sharing Plan. Contributions to the Excess Benefit Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Internal Revenue Code on the benefits of highly compensated employees. The Excess Benefit Plan is a non-qualified defined contribution plan. Participants vest according to various combinations of years of service and participant age. In the event of a change in control event, as defined in the Excess Benefit Plan, each participant’s credited balance becomes fully vested. Earnings on a participant’s credited balance are determined based on the performance of participant-selected investments.

     The following table sets forth certain information regarding the exercise of options to purchase Company Common Stock during the 2006 fiscal year by the Named Executive Officers and the unexercised options to purchase Company Common Stock held by such persons on February 28, 2006.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of		Number of Securities		Value of Unexercised In-
	Shares		Underlying Unexercised		the-Money Options at
	Acquired		Options at Fiscal Year-End		Fiscal Year-End(1)
	on	Value	Exercisable	Unexercisable
Name	Exercise	Realized	(shares)	(shares)	Exercisable	Unexercisable
Robert L. Bagby	—	$—	—	—	$—	$—
Gene M. Diederich	1,070	3,268	—	—	—	—
Douglas L. Kelly	—	—	—	—	—	—
Ronald J. Kessler	—	—	—	—	—	—
Peter M. Miller	3,902	13,387	12,773	4,152	137,183	22,296
____________________

(1)

Options become exercisable three years after they are awarded. Fiscal year 2002 and previous awards must be exercised no later than eight years after they are awarded, and fiscal year 2003 and subsequent awards must be exercised no later than ten years after they are awarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the members of the Compensation Committee of the Brokerage Company (as named on page 18), and of the Research Compensation Committee, are officers of the Company or one of its subsidiaries. Messrs. Bagby and Kessler are directors and officers of the Company and are officers or directors of the Brokerage Company and certain other subsidiaries.

EQUITY COMPENSATION PLANS

     The following table summarizes information about the Company’s equity compensation plans at February 28, 2006:

			(c)
	(a)		Number of securities
	Number of		remaining available
	securities to	(b)	for future issuance
	be issued upon	Weighted-average	under equity
	exercise of	exercise price	compensation plans
	outstanding	of outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
Equity compensation plans approved by stockholders :
1988 Incentive Stock Plan	3,861,884	$ 36.29	6,856,212
2002 Employee Stock Purchase Plan	None		4,728,174 (*)
Non-Employee Director Stock
Compensation Plan	None	N/A	31,135
Total	3,861,884		11,615,521
____________________

(*)	Includes 1,551,449 shares of Common Stock authorized to be purchased through October 1, 2006 under the 2002 Employee Stock Purchase Plan.

JOINT REPORT OF THE COMPENSATION COMMITTEES
OF THE BROKERAGE COMPANY AND THE COMPANY

COMPENSATION GOVERNANCE

     The Compensation Committee of the Brokerage Company (the “Brokerage Committee”) determined the compensation for the fiscal year ended February 28, 2006 (the “2006 fiscal year”) of all officers of the Company with the exception of the compensation of officers in the Research Department of the Brokerage Company, and the compensation of Robert L. Bagby as Chief Executive Officer and the seven senior executives that report directly to Mr. Bagby (collectively Mr. Bagby and the others: “Senior Executives”). The Research Compensation Committee of the Brokerage Company determined the compensation for officers in the Research Department. The Compensation Committee of the Company (the “Compensation Committee”), comprised of the five Independent Directors, determined the compensation of Robert L. Bagby, and recommended to the Board of Directors for approval the compensation of the Senior Executives other than Mr. Bagby.

COMPENSATION PHILOSOPHY

     The Company’s officer compensation programs are designed to attract, motivate, and retain officers critical to the Company’s long-term success. The policy of the Compensation Committee is to have a substantial portion of each officer’s compensation directly related to the annual and long-term performance of the Company and the creation of shareholder value.

SPECIAL REVIEW OF COMPENSATION

     Prior to the start of the 2006 fiscal year, the Compensation Committee undertook a special review of the compensation of officers of the Company. The Compensation Committee retained Hewitt Associates to aid its review. Hewitt Associates initially developed information for the Compensation Committee on executive pay trends including the relative emphasis on annual incentives, long-term incentives and stock ownership requirements; the Company’s compensation; comparative compensation for two market peer groups, one consisting of certain public brokerage firms and investment banks and another consisting of firms in different industries but of comparable size, scope and profitability to the Company; and compensation committee best practices. At the Compensation Committee’s request, Hewitt developed additional information concerning and provided analysis of the then-current officer compensation practices at the Company and alternatives to annual and long-term incentives. The Compensation Committee also reviewed changes made and proposed for all officers to make compensation more variable based on individual performance.

     At the conclusion of the special review, the Compensation Committee determined that the Compensation Committee should continue to establish the compensation of the Chief Executive Officer and, in addition, should make recommendations each year to the Board of Directors concerning the compensation of other designated Senior Executives. The Compensation Committee determined that the basic structure of compensation for the Senior Executives should be retained. However, the Compensation Committee determined that an adjustment should be made to the level of possible bonuses under the Corporate Executive Bonus Plan and that the possibility of awards of Restricted Stock based on the pre-tax net income of the Company should be added as well as a requirement for ownership of Company stock. The changes were made to raise the level of potential compensation to be more in line with comparable companies, to increase the portion of compensation paid in equity of the Company and to require that equity ownership be maintained.

     As a result of these decisions, the majority of executive compensation continues to be variable and is strongly correlated with the Company’s net income. Profit before income taxes and other compensation expenses and individual performance are the key determinants in compensation awards. Equity awards constitute a substantial portion of total Senior Executive compensation. Additionally, a requirement for certain officers, including the Senior Executives, to hold certain multiples of their cash compensation in Company Stock is being implemented (see the Stock Ownership Requirements section on page 18).

     The Compensation Committee also continued its policy to structure compensation for its executive officers so that all of the compensation is deductible by the Company for federal income tax purposes, including meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for deductibility of compensation in excess of a certain amount. The Compensation Committee may authorize payments to executives that may not be fully deductible if it believes that such payments are in the interests of the Company’s stockholders.

NAMED EXECUTIVE COMPENSATION FOR FISCAL YEAR 2006

     For the 2006 fiscal year, the annual compensation of the Senior Executives, including the Named Executive Officers, had seven components, each of which is discussed below.

Base Salary

     Executives receive a relatively small portion of their overall compensation as a base salary. The purpose of the base salary is to provide a reliable source of compensation that is competitive with but relatively modest in comparison to base salaries of competitors. The Compensation Committee, during its special review, determined that increases in base salaries for Senior Executives from fiscal year 2005 to 2006 should be reasonably commensurate with guidelines for increases for other officers of the Company. The increases for the Named Executives from the 2005 fiscal year, other than Mr. Diederich, averaged 3.1%. Mr. Diederich was promoted effective at the beginning of the 2006 fiscal year and his salary was increased as a result of the promotion.

Corporate Executive Bonus Plan

     The Corporate Executive Bonus Plan is designed to provide certain officers of the Company and its subsidiaries with direct participation in the profitability of the Company. The calculation of the bonus pool under the plan is based almost entirely on certain percentages of the Company’s consolidated earnings before provision for income taxes and certain other compensation expenses. Amounts accrued to the bonus pool are also based to a lesser extent on (i) certain branch office profits, and (ii) the net revenues of certain departments. The Board of Directors of the Company has discretion to increase or decrease the amount subject to the plan.

     Prior to the 2006 fiscal year, all officers, including the Senior Executives, were included in one bonus pool under the Corporate Executive Bonus Plan. After the special review, the Compensation Committee recommended and the Board of Directors approved amendments to the Corporate Executive Bonus Plan effective for the 2006 fiscal year to provide a Senior Executive Bonus Pool. As amended, Senior Executives, as designated each year by the Board of Directors, are removed from the Executive Bonus Pool of the Corporate Executive Bonus Plan from which other officers receive their bonuses. The Senior Executives instead are awarded shares in the new Senior Executive Bonus Pool. Shares in the Senior Executive Bonus Pool have the same value as would shares awarded to officers in the Executive Bonus Pool if such officers had the same salaries and the same number of shares as the Senior Executives. The Senior Executive Bonus Pool was created so that the actions of the Compensation Committee in awarding shares to the Senior Executives did not affect the value of the shares of officers in the Executive Bonus Pool. Shares in the Executive Bonus Pool continue to be awarded to officers other than Senior Executives by the Brokerage Committee, except for officers in the Research Department who are awarded shares by the Research Compensation Committee.

     At the beginning of the 2006 fiscal year, a total of 2,635 shares were assigned to eight eligible officers in the Senior Executive Bonus Pool. Under the Corporate Executive Bonus Plan, after the end of the 2006 fiscal year, the accrued Senior Executive Bonus Pool was mathematically divided into two separate portions, consisting of two-thirds and one-third, respectively. The two-thirds portion was distributed in accordance with the number of shares previously assigned to each participant. The one-third portion was distributed based on a formula that weighed each participant’s shares by the participant’s base salary. The sum of the two portions was each participant’s total bonus under the Corporate Executive Bonus Plan for the fiscal year and was paid after the end of the 2006 fiscal year.

     Senior Executives were assigned shares in the Senior Executive Pool prior to the beginning of the 2006 fiscal year. Such shares were assigned based on the eligible officer’s position and responsibility with the Company and individual performance. The Compensation Committee determined based on its special review that the Chief Executive Officer should have shares in a range near 450 shares and other Senior Executives should have shares in the range between 250 and 400 shares. The Compensation Committee also determined that an informal guideline that limited the maximum number of shares to be awarded under the Corporate Executive Bonus Plan to 300 should be removed because of the compression in compensation and lack of flexibility caused by the limit. The Compensation

Committee, after the special review and consistent with the new guidelines, assigned Mr. Bagby 450 shares. In addition, the Compensation Committee recommended and the Board of Directors approved an assignment to Mr. Diederich, Mr. Kelly, Mr. Kessler, and Mr. Miller of 300, 350, 320, and 320 shares, respectively. In fiscal year 2005, Mr. Bagby, Mr. Kelly, Mr. Kessler, and Mr. Miller had 300, 300, 300, and 285 shares, respectively.

     The increase in compensation awarded to Senior Executives under the Corporate Executive Bonus Plan is attributable both to the increase in the number of shares awarded to Senior Executives and the increased performance by the Company.

Discretionary Bonus

     For the 2006 fiscal year the Brokerage Committee could award a discretionary bonus to any officer other than officers in the Research Department who are awarded discretionary bonuses by the Research Compensation Committee, and  the Chief Executive Officer, and the other Senior Executives. The Compensation Committee could award a discretionary bonus to the Chief Executive Officer and recommend to the Board of Directors awards to the other Senior Executives. Discretionary bonuses are intended to reward efforts or results by an individual that are not recognized or compensated by other compensation. The Compensation Committee during its special review prior to the start of the 2006 fiscal year determined that no objective standards, criteria or established targets should be used to determine the amount of the discretionary bonuses but that Senior Executives would be eligible for merit bonuses in the range of 0% to 35% of their cash compensation (salary and bonus under the Corporate Executive Bonus Plan) based on the judgment of performance by the Compensation Committee, and for the Senior Executives other than Mr. Bagby, by the Board of Directors.

     The Compensation Committee determined at the end of the 2006 fiscal year that a discretionary bonus of $280,000 should be paid to Mr. Bagby for the 2006 fiscal year. This award was in recognition, among other matters, of the improved financial performance of the Company, steering the Company’s branding initiative, and providing leadership during the Company’s conversion of its securities processing to an application service provider. The Compensation Committee recommended and the Board of Directors subsequently approved discretionary bonuses to four other Named Executive Officers for the 2006 fiscal year: Gene M. Diederich $120,000, Douglas L. Kelly $120,000, Ronald J. Kessler $100,000 and Peter M. Miller $100,000. Each of the discretionary bonuses was paid half in cash and half in Restricted Stock under the 1988 Incentive Stock Plan with three year vesting. The payment in Restricted Stock was to provide additional equity-based compensation to better align stockholder and executive interests.

1988 Incentive Stock Plan

     The 1988 Incentive Stock Plan (“1988 Plan”) was designed to provide equity compensation to key employees to align long term interests of those key employees with those of shareholders. The 1988 Plan provides for the granting of Options or Restricted Stock or both. For participants above the age of 60, Phantom Stock Credits are granted in lieu of Restricted Stock. If Options were granted, the participant received an option to purchase 2.5 times the number of shares that would have been granted as Restricted Stock.

     The Compensation Committee after its special review determined and the Board of Directors approved that the basic awards of Restricted Stock for Mr. Bagby and the other Senior Executives for the 2006 fiscal year should be based on the same formula as for the 2005 fiscal year, that is, equal to 20% of their Corporate Executive Bonus Plan Award. The awards under this formula for the 2006 fiscal year for Mr. Bagby, Mr. Diederich, Mr. Kelly, Mr. Kessler and Mr. Miller, all of whom elected to receive Restricted Stock or Phantom Stock Credits, were $261,352, $119,947, $146,707, $127,326, and $127,326, respectively.

     In addition, on the recommendation of the Compensation Committee after its special review, the Board of Directors approved the grant of additional Restricted Stock based on a multiplier of the formulaic Restricted Stock award described above. The multiplier is based on the level of pre-tax earnings of the Company. For the 2006 fiscal year, pre-tax earnings were $365 million which resulted in a multiplier of 3.2. Accordingly, Mr. Bagby, Mr. Diederich, Mr. Kelly, Mr. Kessler and Mr. Miller received additional Restricted Stock or Phantom Stock Credit awards of $836,328, $383,834, $469,462, $407,443, and $407,443, respectively. These awards by being ultimately based on the

Corporate Executive Bonus Plan awards reward the same results discussed above. The multiplier gives further incentive for the Senior Executives, including the Chief Executive Officer, to improve annual financial results. The equity feature and four-year vesting provide additional long-term compensation.

Retirement and Profit Sharing Plan

     The Company maintains a Retirement and Profit Sharing Plan (the “Profit Sharing Plan”), which is qualified under Section 401 of the Internal Revenue Code. In addition to a required non-matching contribution equal to five percent of certain compensation, the Company may make a discretionary contribution as determined each year by the Board of Directors of the Company. On February 20, 2005, the Board of Directors of the Company approved an accrual formula for the discretionary contribution to the Profit Sharing Plan and awards under the Excess Profit Sharing Deferred Compensation Plan (the “Excess Benefit Plan”) for the 2006 fiscal year in an amount not less than 7% and not more than 10% of the Company’s earnings on a consolidated basis and before certain incentive compensation, Company discretionary Profit Sharing Plan contributions and taxes on income and an accrual sufficient to make a discretionary contribution of Company Common Stock equal to one percent of each participant’s eligible earnings up to $170,000.

     On February 23, 2006, the Board authorized the contribution to the Profit Sharing Plan and the awards under the Excess Benefit Plan. The maximum total Company and employee contribution allowable with respect to any employee under the Profit Sharing Plan in the last plan year was $41,000, excluding the senior catch-up provisions permitted to be made by employees under applicable law; however, because of the contribution rate and other limitations on recognized compensation in the Profit Sharing Plan, the actual maximum Company contribution with respect to any employee was less than that amount.

Excess Profit Sharing Deferred Compensation Plan

     The Company has established the Excess Benefit Plan to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Profit Sharing Plan. Contributions to the Excess Benefit Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Internal Revenue Code on the benefits of highly compensated employees. The maximum aggregate contribution by the Company for an employee under both the Profit Sharing Plan and the Excess Benefit Plan in the last fiscal year was $300,000; accordingly, the maximum benefit with respect to any employee under the Excess Benefit Plan was the difference between $300,000 and the Profit Sharing Plan contribution made by the Company with respect to such employee.

     Contributions under the Profit Sharing Plan and awards under the Excess Benefit Plan to Mr. Bagby, Mr. Diederich, Mr. Kelly, Mr. Kessler and Mr. Miller totaled $157,449, $58,106, $86,303, $81,198, and $79,698, respectively.

STOCK OWNERSHIP REQUIREMENT

     After the special review the Compensation Committee recommended and the Board of Directors approved requirements for the ownership of stock of the Company for the Chief Executive Officer, other Senior Executives and for members of the Board of Directors of the Brokerage Company. Each such officer and director is required within five years of the later of February 23, 2005 or the date of first assuming any such position to own Common Stock in A.G. Edwards, Inc., including Restricted Stock or options to acquire Restricted Stock under the 1988 Plan, equal to a multiple of cash compensation (base salary and bonus payment under the Corporate Executive Bonus Plan) based on the average of the officer’s trailing five year’s cash compensation. The multiple for the Chief Executive Officer is three times, for other Senior Executive Officers two times and for other directors of the Brokerage Companies one time.

Report as to the Compensation	Report as to the Brokerage
Committee:	Committee

Members of the Compensation	Members of the Compensation
Committee of the Company	Committee of the Brokerage
Company

Dr. E. Eugene Carter	Mary V. Atkin
Vicki B. Escarra	Robert L. Bagby, Chair
Samuel C. Hutchinson Jr.	Gene M. Diederich
Peter B. Madoff	Douglas L. Kelly
Mark S. Wrighton, Chair	Ronald J. Kessler
Peter M. Miller
John C. Parker
Paul F. Pautler

PERFORMANCE GRAPH

     The following graph compares the Company’s cumulative total stockholder return on its Common Stock for a five year period (February 28, 2001 to February 28, 2006) with the cumulative total return of the Standard & Poor’s 500 Stock Index, and a peer group index consisting of six companies: The Bear Stearns Companies, Inc., The Charles Schwab Corporation, J.P. Morgan & Co. Incorporated, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., and Morgan Stanley. The graph assumes that the value of the investment in Common Stock and each index was $100 at February 28, 2001, and that all dividends were reinvested. Stock price performances shown on the graph are not necessarily indicative of future price performances.

A.G. EDWARDS PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

Comparison of Five-Year Cumulative Total Return

	2001	2002	2003	2004	2005	2006
A.G Edwards, Inc.	100	107	71	104	119	125
Peer Group	100	79	69	111	113	153
S&P 500 Index	100	89	68	92	97	103

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors (the “Board”), the Audit Committee of the Board (the “Committee”) assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In addition to chairing Committee meetings, the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent registered public accounting firm prior to release.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 28, 2006 with management and the independent registered public accounting firm. Management is responsible for the financial reporting process, including the system of internal controls over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. However, the Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board No. 1 (Independence Discussions with Audit Committees), discussed with the independent registered public accounting firm any relationships that might impact their objectivity and independence and satisfied itself as to the independent registered public accounting firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls over financial reporting and the internal audit function’s organization, responsibilities and staffing. The Committee reviewed with both the independent registered public accounting firm and internal auditors their audit plans, audit scopes, and identifications of audit risks.

     The Committee discussed and reviewed with the independent registered public accounting firm all communications required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s consolidated financial statements. The Committee also discussed the results of the Company’s internal audits.

     Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2006, for filing with the SEC. The Committee also appointed, subject to shareholder ratification, Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Members of the Audit Committee
of the Company

Dr. E. Eugene Carter, Chair
Vicki B. Escarra
Samuel C. Hutchinson Jr.
Peter B. Madoff
Mark S. Wrighton

PRE-APPROVAL OF SERVICES PROVIDED BY THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     Consistent with SEC rules regarding auditor independence, the Audit Committee has established a policy governing the provision of audit and non-audit services to the Company by its independent registered public accounting firm.

     Pursuant to this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, as well as fees associated with such services, in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a service to be provided has received general pre-approval, such service and related fees require specific pre-approval by the Audit Committee. Any proposed service exceeding pre-approved costs also requires specific pre-approval. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or revokes a prior pre-approval.

     The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for time-sensitive services. The exercise of such authority must be reported to the Audit Committee at its next regularly scheduled meeting following such exercise.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended February 28, 2006 and February 28, 2005 and fees billed for other services rendered by Deloitte & Touche LLP during those periods. Deloitte & Touche LLP included a clause in their engagement letter whereby the Company has agreed to waive its right to a trial by jury in any action, proceeding or counterclaim related to the audit engagement.

	2006	2005
Audit fees (a)	$1,735,075	$1,661,200
Audit-related fees (b)	$30,500	$44,033
Tax fees (c)	$227,259	$598,482
All other fees (d)	$—	$—
Total	$1,992,834	$2,303,715
____________________

(a)

“Audit fees” consist of fees related to the audit work of the Company’s consolidated annual financial statements and internal controls over financial reporting, reviews of the Company’s consolidated quarterly financial statements and statutory audits of certain subsidiaries and consents, comfort letters and other services.

(b)

“Audit-related fees” consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit fees”, and primarily consist of employee benefit plan audits and work in conjunction with audits and other required services for the Company or one or more of its subsidiaries.

(c)

“Tax fees” include all services performed, except those services related to the audit and review of the Company’s consolidated financial statements, and consisted primarily of tax compliance, advisory and planning services. Tax compliance related fees accounted for $199,690 in 2005 and $98,051 in 2006.

(d)	“All other fees” consist of fees for permissible non-audit services that the Audit Committee believes did not impair the independence of Deloitte & Touche LLP.

     None of the non-audit services described above was approved by the Audit Committee after the fact in reliance on the de minimis exception to the SEC’s rule requiring pre-approval of such services.

CERTAIN TRANSACTIONS

     Directors and executive officers of the Company have been clients of and have had brokerage transactions with the Company in the ordinary course of business. Included in such transactions are the maintenance of margin accounts and the extension of credit under Federal Reserve Regulation T. Such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other clients and did not, and do not, involve more than the normal risk of collectibility or present other unfavorable features.

     A son-in-law of Ronald J. Kessler, a director and executive officer, is employed in the Brokerage Company’s Private Client Services group and received total compensation, including incentive compensation, in the 2006 fiscal year of $196,448. An adult child of Robert L. Bagby, a director and Chief Executive Officer, a brother of Gene M. Diederich, an executive officer, and an adult child of Charles J. Galli, an executive officer, are employed as financial consultants of Edwards and received total compensation, including incentive compensation, in the 2006 fiscal year of $187,960, $156,876 and $109,613, respectively. The compensation of each of these family members was established pursuant to, and in accordance with, Brokerage Company’s standard employment practices and compensation structures applicable to other employees with equivalent qualifications and responsibilities and holding similar positions with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and those of its subsidiaries whom the Company has determined to be subject to Section 16 (“Section 16 Filing Persons”), to report their ownership of the Company’s Common Stock, including derivative securities, and any changes in that ownership, to the SEC and the NYSE. The Company has assumed the administrative responsibility for the preparation of, and the transmission of these reports to the SEC and the NYSE for and on behalf of the Section 16 Filing Persons. SEC regulations require the disclosure in this Proxy Statement of certain information regarding any of its Section 16 Filing Persons for whom transactions were not timely reported during the most recent fiscal year or prior fiscal years. Through administrative inadvertence, the Company did not prepare and transmit to the SEC and the NYSE on a timely basis reports of the following grants of derivative securities under the Company’s 1988 Incentive Stock Plan: one report with respect to one grant for each of Robert L. Bagby, Charles J. Galli, Alfred E. Goldman, Mary V. Atkin and Richard F. Grabish, three reports with respect to three grants for Paul F. Pautler, and five reports with respect to five grants for Peter M. Miller.

STOCKHOLDER PROPOSALS

     Any stockholder proposals to be presented at the 2007 annual meeting of stockholders must be received by the Company no later than January 16, 2007 at its principal executive office at One North Jefferson Avenue, St. Louis, Missouri 63103 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to that meeting.

     Stockholders wishing to nominate one or more candidates for election to the Company’s Board of Directors, or propose any other business to be considered at any stockholder meeting, must comply with a provision of the Company’s Bylaws dealing with such matters. Pursuant to this provision, any stockholder of record of the Company eligible to vote in an election of directors may nominate one or more candidates for election to the Board of Directors, or propose business to be brought before a stockholder meeting, by giving written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting (if the Company gives less than 70 days notice or prior public disclosure of the date of the meeting, then the notice by the stockholder must be received by the Company not later than the close of business on the tenth day following the date on which the Company mailed the notice of the meeting or the date on which public disclosure was made). The notice by the stockholder should be sent to the Secretary of the Company at the address stated in the preceding paragraph.

     The notice by the stockholder to the Company must contain: (1) the name and address of the stockholder who intends to make the nomination(s) or propose the business, (2) the name and address of the candidate or candidates to be nominated (if applicable), (3) a written statement from any proposed nominee that the nominee consents to be named as a nominee and to serve as a director of the Company if elected (if applicable), (4) a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and whether the stockholder intends to appear in person or by proxy at the meeting, (5) a description of all arrangements or understandings, if any, between the stockholder and each nominee and anyone else (naming such person or persons) pursuant to which any nomination is to be made by the stockholder (if applicable), and (6) such other information regarding each nominee or each matter of business to be proposed as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or the matter been proposed, by the Board of Directors.

     At any stockholder meeting, the Chairman of the meeting may refuse to acknowledge the nomination of any person, or the proposal of any business, not made in compliance with the Company’s Bylaws. The foregoing requirements are separate from, and in addition to, the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement for any meeting (which is described in the first paragraph under this “Stockholders Proposals” section). Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request sent to the Secretary of the Company at the address stated above.

OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the 2006 Annual Meeting. If any other matters properly come before the 2006 Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the 2006 Annual Meeting.

May 16, 2006

Exhibit A

     A.G. EDWARDS, INC.

Standards for Independent Directors

     A director shall qualify as independent if the Board of Directors, based on all relevant facts and circumstances and the standards adopted by the Board of Directors, affirmatively determines that the director has no material relationship with A.G. Edwards, Inc. (“A.G. Edwards”) either directly or as a partner, shareholder or officer of an organization that has a relationship with A.G. Edwards.

     The Board of Directors adopts the following categorical standards to assist it in making its determinations of independence:

(1)	A director may be found to be independent even if the director owns a significant amount of A.G. Edwards stock.

(2)

A director who is an employee, or whose immediate family member is an executive officer, of A.G. Edwards shall not be considered to be independent until three years after the end of such employment relationship.

(3)

A director who receives, or whose immediate family member receives, more than $100,000 per fiscal year in direct compensation from A.G. Edwards, other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued service, shall not be considered independent until three years after he or she ceases to receive more than $100,000 per fiscal year in such compensation.

	(a)	Compensation received by a director for former service as an interim Chairman or Chief Executive Officer is not to be considered in determining independence under this test.

	(b)	Compensation received by an immediate family member of a director for service as a non-executive employee of A.G. Edwards is not to be considered in determining independence under this test.

	(c)	Payments to directors as reimbursement of travel expenses related to A.G. Edwards business and dividends received on A.G. Edwards stock shall not be considered compensation to the director.

(4)

A director who is, or a director whose immediate family member is, a current partner of the external auditor, a director who is a current employee of the external auditor, a director whose immediate family member is a current employee of the external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or a director who was, or a director whose immediate family member was within the last three years a partner or employee of the external auditor and personally worked on the A.G. Edwards audit during that time, shall not be considered independent.

(5)

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the present executive officers of A.G. Edwards serves on that other company’s compensation committee shall not be considered independent until three years after the end of such service or the employment relationship.

(6)

A director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, A.G. Edwards of property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, shall not be considered independent until three fiscal years after falling below such threshold.

	(a)	In applying the above standard, both the payments and the consolidated revenues measured shall be those reported in the last completed fiscal year.

(b)

In applying the above standard, only the financial relationship between A.G. Edwards and the current employer of the director or the immediate family member will be considered; no former employer of either the director or the immediate family member will be considered.

(c) In applying the above standard, a charitable organization shall not be considered a “company.”

(7)	A director may be found independent if charitable contributions are made by A.G. Edwards to any organization in which such director serves as an executive officer if, within the preceding three fiscal years, contributions in any single fiscal year did not exceed the greater of $1 million or 2% of such other organization’s consolidated gross income.

For purposes of the above standards, the following definitions shall apply:

■

An “immediate family member” includes the person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone, other than domestic employees, who shares such person’s home but does not include individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

■	A “company” includes any parent or subsidiary in a consolidated group with the company.

■	“A.G. Edwards” includes A.G. Edwards, Inc. and any direct or indirect subsidiary.

Proxy Statement
and
Notice of the
Annual Meeting
of Stockholders
to be held
June 22, 2006

A.G. Edwards, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

P.O. BOX 11321 NEW YORK, NY 10203-0321	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by A.G. Edwards, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to A.G. Edwards, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AGAEW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
A.G. EDWARDS, INC.

The Board of Directors recommends a vote FOR the selection of directors named herein and proposal 2.

Vote On Directors				For All	Withhold For All	For All Except	To withhold authority to vote for a nominee, mark "For All Except" and write the nominee's name on the line below.
1.	To elect two directors, each for a term of 3 years:			☐	☐	☐
Nominees:	01) Vicki B. Escarra 02) Mark S. Wrighton

Vote On Proposal								For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2007.							☐	☐	☐

     Stockholders may vote these shares by using the telephone or the Internet by following the instructions on this proxy or may sign, date and return this proxy in the enclosed postage-paid business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

The signature on this Proxy should correspond exactly with stockholder’s name as printed below. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Change of Address or Comments Mark Here, and Note on Reverse Side.				☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners, if applicable)			Date

May 16, 2006

Dear Stockholder:

      The Annual Meeting of Stockholders of A.G. Edwards, Inc. (the “Company”), will be held at the headquarters of the Company, One North Jefferson Avenue, St. Louis, Missouri, 63103 on Thursday, June 22, 2006, at 10:00 a.m., local time. At the meeting, stockholders will be asked to elect two directors, ratify the appointment of the independent auditors of the Company for the fiscal year ending February 28, 2007, and transact such other business as may properly come before the meeting. Each of these matters, except the transaction of other business as properly comes before the meeting, is set forth in the accompanying Proxy Statement.

     It is important that these shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the Internet or by completing the proxy form attached below and mailing the proxy form in the postage-paid envelope provided.

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED
ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT ON THE REVERSE AND RETURN IT IN THE
POSTAGE-PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

▲    DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET    ▲

Proxy/Voting Instruction Card

This proxy is solicited on behalf of the Board of Directors of A.G. Edwards, Inc.
for the Annual Meeting on June 22, 2006.

     The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (the “Company”), hereby appoints Robert L. Bagby and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote as indicated on the back of this card (and, in their discretion, upon other matters as may properly come before the meeting and any adjournments thereof), all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on Thursday, June 22, 2006, at 10:00 a.m., local time, at the headquarters of the Company, One North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, as indicated on the back of this card (and, in their discretion, upon other matters as may properly come before the meeting and any adjournments thereof), hereby revoking any proxy heretofore given.

     The shares represented by this proxy will be voted as specified in the spaces provided therefore on the back of this card or, if no such specification is made, it will be voted “FOR” the election of directors as named herein and proposal 2.

Address/Comments:

A.G. EDWARDS, INC. ATTN: REGULATORY REPORTS ONE NORTH JEFFERSON
(Continued, and to be signed and dated on reverse side.)	ST. LOUIS, MO 63103